                              EXHIBIT 99

                        Joint Filer Information

Designated Filer:              BLUM STRATEGIC GP IV, L.L.C.

Statement for Month/Day/Year:  July 25, 2008

Issuer & Symbol:               GlenRose Instruments, Inc.

Address of each Reporting Person for this Form 3:

   909 Montgomery Street, Suite 400, San Francisco, CA  94133

Relationship to Issuer of each Reporting Person:  10% Owner

Signatures

After reasonable inquiry and to the best of our knowledge and belief, the undersigned certify that the information set forth in this statement is true, complete and correct.

August 4, 2008

BLUM STRATEGIC GP IV, L.L.C.          BLUM STRATEGIC GP IV, L.P.,

                                      By:  BLUM STRATEGIC GP IV, L.L.C.,

                                           its general partner

By:  /s/ Gregory D. Hitchan           By:  /s/ Gregory D. Hitchan

   -------------------------          --------------------------------

   Gregory D. Hitchan,                Gregory D. Hitchan,

   Managing Member and General        Managing Member and General Counsel

   Counsel